AMENDMENT TO THE PHH CORPORATION
                    DIRECTORS DEFERRED STOCK RETIREMENT PLAN


         This  Amendment  to  the  PHH  Corporation   Directors  Deferred  Stock
Retirement Plan ("Plan"), is made by PHH Corporation (the "Corporation").

         WHEREAS, the Corporation wishes to amend the Plan to provide for suspension of benefits being distributed to a Director in the event of his reelection to the Board of Directors.

         THEREFORE, the Plan is hereby amended as follows, effective as of December 31, 1993:

         1. The following is to be inserted at the end of Section 8 (DISTRIBUTIONS) of the Plan:

                  (g) Suspension of Distributions. If a Director who had ceased to be a Director for any reason is reelected as a Director or appointed to fill a vacancy on the Board of Directors, and the Director has received or is receiving distributions under the Plan at the time of his or her reelection or appointment or becomes eligible to receive distributions under the Plan while he or she serves as a Director pursuant to such reelection or appointment, the distributions (if any) to which the Director would be entitled under the Plan on or after his or her reelection or appointment shall be suspended during the period in which he or she serves as a Director. All undistributed amounts attributable to service as a Director before such reelection or appointment shall be aggregated with the fees (if any) deferred after such reelection or appointment and distributed as indicated in the Payment Election form completed by the Director at

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                           the time of his or her reelection  or appointment  or
                           in any change in that Payment Election form that may be made in accordance with the provisions of this
                           Section 8.




            [Approved by the Board of Directors on April 18, 1994.]

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                               AMENDMENT NO. 2 TO
                                PHH CORPORATION
                    DIRECTORS DEFERRED STOCK RETIREMENT PLAN



THIS AMENDMENT NO. 2 is dated as of this June 24, 1996, to the PHH Corporation Directors Deferred Stock Retirement Plan (the "Plan").


         WHEREAS, the Plan is a participant-funded deferred compensation plan and generally does not contain terms comparable to that of a traditional company-funded pension plan for directors.

         WHEREAS, the Board of Directors of PHH Corporation (the "Corporation") desires that the Plan be amended to change the name of the Plan.

         NOW, THEREFORE, the Plan is hereby amended as follows, effective as of June 24, 1996:


1. Section 1 of the Plan is deleted in its entirety and the following is substituted therefore:

         1.  PURPOSES

                The purposes of this Directors Deferred Stock Plan are to increase the stock ownership in the Corporation by members of the Board of Directors, and to provide for the deferral of all or a portion of non-employee Directors' retainer and meeting fees generally until the Director ceases to be a Director of the Corporation, with partial matching by the Corporation of amounts deferred based on the profitability of the Corporation.


2. Section 2(k) of the Plan is deleted in its entirety and the following is substituted therefore:

         (k) "Plan" means this PHH Corporation Directors Deferred Stock Plan, as it may be amended by the Board of Directors from time to time.

3.       Miscellaneous.

         2.1 Except as otherwise expressly provided herein, the terms of the Plan shall remain in full force and effect.

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